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                                                                   Exhibit 10.32


                             STOCKHOLDERS' AGREEMENT

This Stockholders' Agreement (the "Agreement") dated as of July 4, 1999 is entered into by and among CBS Corporation, a Pennsylvania corporation ("CBS") and Medscape, Inc., a Delaware corporation (the "Company").


                                    RECITALS:

1. CBS is purchasing, concurrently herewith, _________ shares of Common Stock (as defined below), pursuant to the Common Stock Purchase Agreement dated ______, 1999 between CBS and the Company (the "Purchase Agreement") attached on Exhibit A hereto;

2. CBS and the Company have entered into the Ancillary Agreements (as defined in the Purchase Agreement) dated as of even date herewith; and

3. CBS wishes to provide for its continuing representation on the Board of Directors of the Company and certain other matters in the manner set forth below.

In consideration of the mutual covenants contained herein and the consummation of the sale and purchase of the shares of Common Stock, pursuant to the Purchase Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       Certain Definitions.

                  BUSINESS DAY. The term "BUSINESS DAY" means a day that is not a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to be closed.

                  COMMON STOCK. The term "COMMON STOCK" means the Class A and Class B Common Stock, $0.01 par value per share, of the Company.

                  CONVERTIBLE SECURITIES. The term "CONVERTIBLE SECURITIES" means any securities convertible into or exchangeable for Voting Securities or any options, warrants or other rights exercisable to acquire Voting Securities.

                  INITIAL PERCENTAGE. The term "INITIAL PERCENTAGE" means the lesser of (i) the percentage of then Total Voting Power of the Company represented by the Voting Securities held by CBS upon the closing of the Company's initial public offering (assuming the exercise of all of the issued and outstanding options and/or warrants or rights to subscribe for Common Stock) or (ii) 35%.

                  PERSON. The term "PERSON" means any natural person, legal entity, or other organized group of persons or entities. (All pronouns, whether personal or impersonal, which refer to Person include natural persons or other Persons.)
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                  OUTSTANDING CAPITAL STOCK. The term "OUTSTANDING CAPITAL
STOCK" means the issued and outstanding Common Stock of the Company (assuming the conversion and exercise of all outstanding options, warrants and convertible securities of the Company and as adjusted for any stock splits, subdivisions, combinations, stock dividends or other recapitalization of the Common Stock) as of (i) January 1 in each calendar year commencing with the year 2000 and (ii) the date of the closing of the Company's initial public offering for the year 1999.

                  TOTAL VOTING POWER. The term "TOTAL VOTING POWER" means, at any time, the total number of votes that may be cast in the election of directors of the Company at any meeting of the holders of Voting Securities held at such time for such purpose.

                  VOTING POWER. The term "VOTING POWER" means, as to any Voting Security at any time, the number of votes such Voting Security is entitled to cast for directors of the Company at any meeting of the holders of Voting Securities held at such time for such purpose.

                  VOTING SECURITIES. The term "VOTING SECURITIES" means the Common Stock and any other securities issued by the Company having the power to vote in the election of directors of the Company, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency.

2.       Director Nomination Rights.

         2.1 Board Size. The Company shall maintain a Board of Directors of not more than 10 members.

         2.2 Designee. For so long as CBS continues to hold twelve and one-half percent (12.5%) or more of the Company's outstanding Voting Securities, the Company shall provide CBS thirty (30) days' prior written notice of any stockholder solicitation or action relating to the election of directors. After receipt of such initial notice by CBS, CBS may, by written notice sent to the Company within ten (10) days of receipt of such notice, request that the Company nominate, and the Company shall nominate, for election to the Company's Board of Directors (the "Board of Directors"), in connection with such stockholder solicitation or action:

                  a. Three (3) individuals if CBS holds 30% or more of the Company's outstanding Voting Securities; two (2) individuals if CBS holds less than 30% but 20% or more of the Company's outstanding Voting Securities; and one
(1) individual if CBS holds less than 20% but 12.5% or more of the Company's outstanding Voting Securities (collectively, the "CBS Designees"). If CBS holds less than 12.5% of the Company's outstanding Voting Securities, then CBS shall have no right to designate any members of the Board of Directors hereunder. Notwithstanding the foregoing, if CBS holds less than 12.5% of the Company's outstanding Voting Securities and such reduction in the percentage of Voting Securities held by CBS is not caused by the sale of any such stock by CBS, CBS shall continue to have the right to nominate one (1) individual to the Company's Board of Directors. For purposes hereof, the Company's outstanding Voting Securities shall include issued and outstanding Convertible Securities.

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                  b. In the event that CBS desires to appoint CBS Designees
otherwise than in connection with a stockholder solicitation or action relating to the election of directors, then as soon as practicable upon written notice from CBS, the Company shall take all reasonable measures to appoint the CBS Designees to the Board of Directors in accordance with the terms hereof.

                  c. Upon the closing of transactions contemplated by the Purchase Agreement, the CBS Designees shall consist of Fredric Reynolds, Andrew Heyward and a current member of the Company's Board of Directors to be mutually selected by the Company and CBS.

                  d. Notwithstanding Section 2.1 above, in the event that the size of the Company's Board of Directors is increased to a number greater than ten (10), the number of CBS Designees shall be appropriately adjusted so as to ensure that the number of CBS Designees on the Company's Board of Directors reflects CBS' percentage ownership of the Company's Voting Securities in accordance with Section 2.2(a) above as rounded up or down to the closest whole board seat.

         2.3 Voting of Shares. The Company shall use its best efforts (i) to cause to be voted the shares of Voting Securities for which the Company's management or the Board of Directors holds proxies or is otherwise entitled to vote in favor of the election of the CBS Designees nominated pursuant to this Agreement; and (ii) to cause the Board of Directors to unanimously recommend to its stockholders to vote in favor of the CBS Designees.

         2.4 Vacancies. In the event that any CBS Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting therefrom shall be filled by another person designated by the other CBS Designees, which person shall be reasonably acceptable to the Company.

         2.5 Compensation. The Company shall reimburse each of the CBS Designees for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof in accordance with the Company's policies governing such matters. Except as otherwise set forth in this Section 2.5, a CBS Designee shall not receive any compensation for serving on the Company's Board of Directors.

         2.6 Termination of Board Rights. Notwithstanding anything to the contrary set forth herein, the terms and provisions of this Section 2 shall terminate and be of no further force and effect upon the acquisition by CBS (or any of its affiliates or its assignees hereunder), directly or indirectly, of an equity interest in excess of 15% in a Competitive Site (as defined in the Trademark and Content Agreement of even date herewith between CBS and the Company).

3.       Participation Rights.

         3.1 New Securities. If from time to time the percentage of the Total Voting Power represented by the Voting Power of all Voting Securities then owned, directly or indirectly, by CBS (the "Applicable Percentage") would be reduced as a result of any issuance of Voting Securities by the Company or could be reduced as a result of any issuance of Convertible Securities by the Company (in either case, whether for cash, property or otherwise and, such

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securities are referred to herein as "New Securities"), the Company shall so notify CBS in writing as soon as practicable but in no event less than twenty
(20) Business Days prior to the proposed date of any such issuance and shall offer to sell to CBS, and if such offer is accepted in writing by CBS within ten
(10) Business Days after the date of such notice, shall sell to CBS, that portion of the Voting Securities or Convertible Securities to be issued which would result in CBS' Applicable Percentage immediately after such issuance to equal CBS's Applicable Percentage in effect immediately prior to such issuance (assuming, in the case of Convertible Securities, the conversion, exchange or exercise at such time of all Convertible Securities), or any lesser portion of the Voting Securities or Convertible Securities to be issued in such issuance as may be designated by CBS, in either case at a price per share or other trading unit of such Voting Securities or Convertible Securities, as the case may be, equal to the price per share or other trading unit of such Voting Securities or Convertible Securities, as the case may be, to be received by the Company in such issuance (the "Purchase Price"), and otherwise on the same terms as may be applicable to such issuance; provided, however, that CBS shall not be entitled to purchase such Voting Securities or Convertible Securities from the Company pursuant to this Section 3.1 to the extent that such purchase would cause CBS to own, directly or indirectly, Voting Securities representing an aggregate Voting Power in excess of a percentage of the Total Voting Power of the Company equal to the Initial Percentage after giving effect to the proposed issuance. Notwithstanding anything to the contrary set forth herein, the provisions of this Section 3.1 shall not apply to issuances of the Company's capital stock (subject to proportional adjustment to reflect subdivisions, combinations and stock dividends or other recapitalization affecting the number of outstanding shares of the Company's capital stock):

                  a. In any calendar year, up to an aggregate of 7.5% of the Company's Outstanding Capital Stock pursuant to option plans approved by the Board of Directors of the Company, which shall specifically include an aggregate of 1,357,500 shares reserved for issuance for options not yet granted as of the date hereof.

                  b. In any calendar year, up to an aggregate of 7.5% of the Company's Outstanding Capital Stock in follow-on public offerings, the proceeds of which are to be used for general corporate purposes.

                  c. In any calendar year, issuances by the Company of up to 5% per acquisition of the Company's Outstanding Capital Stock in connection with acquisitions approved by the Company's Board of Directors (each, a "DeMinimus Acquisition") provided that in no event shall the Company issue, in the aggregate, more than 10% of the Company's Outstanding Capital Stock in any calendar year in connection with DeMinimus Acquisitions.

                  In addition to the above, if the Company consummates an acquisition other than a DeMinimus Acquisition by issuing Common Stock (or other securities convertible, including warrants and/or options, or exercisable into such Common Stock) for such acquisition and the price for the Company's Common Stock is less than 65% of the highest closing price of the Common Stock in the 52-week period immediately preceding such issuance and the ISDEX index is also less than 65% of the high of such index in the 52-week period immediately preceding such issuance, then the Company shall issue to CBS a warrant in the form attached as Exhibit B to purchase the number of shares of the Company's Common Stock such that CBS' Applicable Percentage (assuming the exercise of such warrant) immediately after the

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consummation of the acquisition shall equal CBS' Applicable Percentage in effect immediately prior to the consummation of the acquisition. The warrant must be exercised on or before the third anniversary of the acquisition and the exercise price shall be equal to 65% of the 52-week high of the closing price for the Common Stock.

         3.2 Notwithstanding the foregoing provisions, in the event the Company proposes to issue Voting Securities or Convertible Securities for consideration other than cash, then CBS shall be entitled to require the Company to issue the additional Voting Securities or Convertible Securities to CBS at a per share price determined by dividing (i) the fair market value of such non-cash consideration by (ii) the aggregate number of Voting Securities or Convertible Securities being issued.

                  For purposes hereof, the fair market value of securities shall be determined as follows:

                  a. Securities not subject to investment letter or other similar restrictions on free marketability:

                           (1) If traded on a securities exchange or through NASDAQ-NNM, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three
                           (3) days prior to the closing;

                           (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                           (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and CBS.

                  For purposes hereof, the fair market value of non-cash consideration (other than consideration in the form of securities) shall be the value of such non-cash consideration as reflected on the Company's accounting records in accordance with United States generally acceptable accounting practices.

                  b. The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in a. (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company and CBS.

         3.3 During the sixty (60) day period after the date hereof, the Company shall not, without the prior written consent of a CBS Designee, issue, in the aggregate, options or warrants to purchase more than 300,000 shares of the Company's Common Stock pursuant to option plans approved by the Board of Directors of the Company.

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4. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 7.5 hereof.

5.       Restrictive Legend.

         5.1 All certificates representing shares of Common Stock owned or hereafter acquired by CBS or any transferee of CBS bound by this Agreement shall have affixed thereto a legend substantially in the following form:

                  "The shares represented by this certificate are subject to a Stockholders' Agreement, as amended from time to time, by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all of the provisions of said Stockholders' Agreement."

         5.2 The Company will cause such legend to be removed upon the termination of this Agreement.

6. Transfers of Rights. Any transferee to whom shares of Common Stock are transferred by CBS, whether voluntarily or by operation of law, shall be bound by the terms and conditions of this Agreement, to the same extent as if such transferee were CBS hereunder and CBS shall not transfer any such shares unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

7.       General.

         7.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         7.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the other party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

         7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

         7.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business

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day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to CBS, at CBS Corporation, 51 West 52nd Street, New York, NY 10019, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished to Company in writing by CBS, with a copy to CBS Corporation, 51 West 52nd Street, New York, NY 10019, Attention: General Counsel; or

                  If to the Company, at 134 West 29th Street, New York, NY 10001, Attention: President, or at such other address as may have been furnished in writing by the Company to Purchaser, with a copy to Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, NY 10019, Attention:
Alexander D. Lynch and Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036-6710, Attention: John P. Schmitt, Esq.

                  Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

         7.5 Complete Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by the parties.

         7.6 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         7.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

         7.8 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

         7.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its respective rights or obligations, in whole or in part, under this Agreement without the prior written consent of the other party hereto. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, a party hereto may assign this Agreement or any of its rights and obligations hereunder to any entity controlling, controlled by or under common control with such party, or to any entity that acquires such party by purchase of stock or by merger or otherwise, or by obtaining all or substantially all of such

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party's assets (a "Permitted Assignee"), provided that (i) no such assignment will relieve the assigning party of its obligations under this Agreement, (ii) with respect to assignments effected by the Company, no such Permitted Assignee (or any division thereof) is a CBS Competitor (as defined in the Ancillary Agreements) and (iii) such Permitted Assignee shall agree in writing to be bound by the terms and conditions hereof.

         7.10 Termination. This Agreement shall terminate and be of no further force and effect upon a breach by CBS of Section 6.4 of the Advertising and Promotion Agreement of even date herewith by and between the Company and CBS.

         7.11 Non-forfeiture. The Company agrees that under no circumstances are the shares of Common Stock issued to CBS pursuant to the Purchase Agreement returnable to the Company or subject to forfeiture. The Company covenants not to seek the return of such shares in any proceeding between CBS, its successors and assigns and the Company, its successors and assigns.




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                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                                      CBS CORPORATION


                                                      By:
                                                           Name:
                                                           Title:


                                                      MEDSCAPE, INC.


                                                      By:
                                                           Name:
                                                           Title:



                   (signature page to stockholders' agreement)

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THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE (THE "WARRANT
SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE WARRANT SHARES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR (II) IN COMPLIANCE WITH THE LIMITATIONS OF RULE 144 UNDER THE ACT, OR (III) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE ARE ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT.

Warrant No. #____ Number of Shares:  _______
         (subject to adjustment)
Date of Issuance:  _______

                                 MEDSCAPE, INC.

Common Stock Purchase Warrant

Medscape, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that CBS Corporation, a Pennsylvania corporation (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before ______, [insert closing month and day] at not later than 5:00 p.m. (New York, NY time), _______ shares of Common Stock, $.01 par value per share, of the Company, at a per share purchase price of $_____. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

1.       EXERCISE.

         (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by the Registered Holder or by the Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment (by wire transfer) in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

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         (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day (the "Exercise Date") on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the Registered Holder shall be deemed to have become the holder or holders of record of the Warrant Shares.

         (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 15 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes):

                  (i) a certificate or certificates for the whole number of duly authorized, validly issued, fully paid and non-assessable Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise.

2.       ADJUSTMENTS.

         (a) GENERAL. The Purchase Price shall be subject to adjustment from time to time pursuant to the terms of this Section 2.

         (b) RECAPITALIZATIONS. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

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         (c) MERGERS, ETC. If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(b) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

         (d) ADJUSTMENT IN NUMBER OF WARRANT SHARES. When any adjustment is required to be made in the Purchase Price pursuant to Section 2(c), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

         (e) CERTIFICATE OF ADJUSTMENT. When any adjustment is required to be made pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

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3. FRACTIONAL SHARES. The company shall not be required upon the exercise of this warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value per share of common stock, based on the last sale price on the exercise date.

4. REQUIREMENTS FOR TRANSFER. Neither this Warrant nor any interest herein is transferrable in any respect.

5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate, including such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable Warrant Shares upon exercise of this Warrant, in order to protect the rights of the holder of this Warrant against impairment.

6. NOTICES OF RECORD DATE, ETC. IN CASE:

         (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

         (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

         (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

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
7. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. All Warrant Shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free and clear of all preemptive rights, and free from all taxes, liens and other charges with respect to the issue thereof by the Company. The Company will take all actions as may be necessary to assure that the Warrant Shares issued upon a valid exercise hereof may be issued by the Company without violation of any law or regulation, or of any requirement of any domestic securities exchange upon which any capital stock of the Company may be listed.

8. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at 134 West 29th Street, New York, NY 10001, Attn: President. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

10. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

11. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12. REMEDIES. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Registered Holder hereof (in the case of a breach by the Company), or the Company (in the case of a breach by the Registered Holder), may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

13. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.


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

14. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the State of New York (without reference to the conflicts of law provisions thereof).

15. WAIVER OF JURY TRIAL. THE COMPANY AND THE REGISTERED HOLDER WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON.

         [signatures on following page]

 MEDSCAPE, INC.


By:________________________________
Name:
Title:


ATTEST:


___________________________________


(signature page to Medscape warrant)




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
                                    EXHIBIT I

PURCHASE FORM


To:      Medscape, Inc.                     Dated:____________
134 West 29th Street
New York, NY  10001
Attn:  President


The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of $______ in lawful money of the United States.


Signature:_________________________

Address:___________________________

         __________________________


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